EXHIBIT 99.1
GREKA ENERGY CORPORATION
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"Working for Profits"
                                                                    NEWS RELEASE


                             GREKA'S CEO AMENDS 13-D

     May 20, 2003. NEW YORK, NEW YORK - Greka Energy Corporation (NASDAQ/NM:
GRKA) announced that its Chairman, CEO & President, Randeep S. Grewal, filed a
Schedule 13-D/A indicating that he is evaluating a possible purchase all of the remaining issued and outstanding shares of the Company not owned by him in a "going private" transaction.

     Greka's Board of Directors has established a special committee of independent directors to consider any proposal that might be received and to determine a course of action that is in the best interest of the Company and its shareholders. Greka's Board of Directors also adopted an amendment to the Company's Rights Agreement permitting the Board and special committee to consider any possible proposal received from and to negotiate with the CEO without triggering the rights.

Greka is a vertically-integrated energy company with primary areas of activities in California and long-term in China. The Company is principally focused on exploiting the high cash margin created from the relatively stable natural hedge by its crude production and the asphalt market in Central California.

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                   Safe Harbor for Forward Looking Statements

Except for historical information contained herein, the statements in this Release are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates, the availability of additional oil and gas assets for acquisition on commercially reasonable terms, and the Company's ability to replace and exploit its existing oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10-K and in the Company's other filings with the Securities and Exchange Commission.

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    FOR MORE INFORMATION CONTACT: Richard A. L'Altrelli ral@grekaenergy.com
                                 (212) 218-4680

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BEIJING                             NEW YORK                         SANTA MARIA